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                            ASSET PURCHASE AGREEMENT


                                  By and among


                             AHEAD TECHNOLOGY, INC.,
                       NORTRONICS ACQUISITION CORPORATION,


                            NORTRONICS COMPANY, INC.,

                                 ALAN KRONFELD,
                                THOMAS PHILIPICH
                                       AND
                                  ROBERT LISTON















                          DATED: as of October 22, 1996


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                           TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I.................................................................  1

DEFINITIONS...............................................................  1

ARTICLE II................................................................  9

PURCHASE AND SALE OF ASSETS...............................................  9

      Section 2.1.   Purchase and Sale of the Assets......................  9

      Section 2.2.   Closing; Deliveries..................................  9

      Section 2.3.   Assumption of Liabilities............................ 10

      Section 2.4.   Exclusion of Liabilities............................. 10

ARTICLE III............................................................... 11

REPRESENTATIONS AND WARRANTIES OF BUYER AND AHEAD......................... 11

      Section 3.1.   Corporate Existence.................................. 11

      Section 3.2.   Authority Relative to this
                     Agreement and Transaction Documents.................. 11

      Section 3.3.   No Litigation........................................ 12

      Section 3.4.   No Brokers, Finders, etc............................. 12

ARTICLE IV................................................................ 12

REPRESENTATIONS AND WARRANTIES............................................ 12

      Section 4.1.   Corporate Existence.................................. 12

      Section 4.2.   Authority Relative to this
                     Agreement and Transaction Documents.................. 12

      Section 4.3.   No Litigation........................................ 13

      Section 4.4.   Title to Assets and Real Property.................... 13

      Section 4.5.   Compliance with Laws; Permits and Licenses........... 14

      Section 4.6.   Intellectual Property................................ 15

      Section 4.7.   Litigation........................................... 15

      Section 4.8.   Contracts............................................ 16

               (a)   Material Contracts................................... 16

               (b)   Government Contracts................................. 17

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                                                                          PAGE
                                                                          ----
                    (i)   Government Contracts Compliance................. 17

                    (ii)  Investigation and Claims........................ 18

                    (iii) No Debarment or Suspension...................... 19

                    (iv)  Test and Inspection............................. 19

      Section 4.9.   Foreign Government Contracts......................... 20

      Section 4.10.  Labor Union Contracts................................ 20

      Section 4.11.  Employees, Labor Matters, etc........................ 20

      Section 4.12.  ERISA................................................ 21

      Section 4.13.  Brokers' or Finders' Fees, etc....................... 23

      Section 4.14.  Financial Information; Undisclosed Liabilities....... 23

      Section 4.15.  Taxes................................................ 24

      Section 4.16.  Absence of Changes................................... 25

      Section 4.17.  Accounts Receivable.................................. 27

      Section 4.18.  Insurance............................................ 27

      Section 4.19.  Sufficiency of Assets and Real Property.............. 27

      Section 4.20.  Foreign Assets....................................... 28

      Section 4.21.  Propriety of Past Payments........................... 28

      Section 4.22.  Affiliate Transactions............................... 28

      Section 4.23.  Suppliers and Customer............................... 29

      Section 4.24.  Environmental Conditions and
                     Governmental Authorizations.......................... 29

      Section 4.25.  Leases of Personal Property.......................... 30

      Section 4.26.  Books and Records.................................... 30

      Section 4.27.  Accounts............................................. 30

      Section 4.28.  Products Liability................................... 30

      Section 4.29.  Interest in Competitors.............................. 31

      Section 4.30.  Inventories.......................................... 31

      Section 4.31.  Joint Ventures....................................... 31

      Section 4.32.  Full Disclosure...................................... 32

ARTICLE V................................................................. 32

COVENANTS................................................................. 32

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                                                                          PAGE
                                                                          ----
      Section 5.1.  Covenants of Buyer.................................... 32

              (a)   Compliance with Laws.................................. 32

              (b)   Maintain Accuracy of Representations.................. 32

              (c)   Consents and Permits.................................. 33

      Section 5.2.  Covenants of the Company.............................. 33

              (a)   Compliance with Laws.................................. 33

              (b)   Maintain Accuracy of Representations.................. 33

              (c)   No Shop............................................... 33

              (d)   Access to Information; Confidentiality................ 33

              (e)   Conduct of Business................................... 34

              (f)   Third Party Consents; Further Actions................. 35

              (g)   Renewal of Permits.................................... 35

              (h)   Powers of Attorney.................................... 35

              (i)   Notification of Certain Matters....................... 35

              (j)   Disclosure Schedules.................................. 36

      Section 5.3.  Closing Conditions.................................... 36

      Section 5.4.  Net Worth Statements; Adjustment to Purchase Price.... 36

ARTICLE VI................................................................ 36

CONDITIONS PRECEDENT TO THE CLOSING....................................... 36

      Section 6.1.   Conditions Precedent to Obligations of Buyer......... 36

               (a)   Tender of All Assets................................. 36

               (b)   Documents............................................ 37

               (c)   Satisfactory Completion of Due Diligence............. 38

               (d)   Representations and Warranties....................... 38

               (e)   Performance.......................................... 38

               (f)   No Material Adverse Change........................... 38

               (g)   Net Worth............................................ 38

               (h)   Consents, etc........................................ 38

               (i)   No Proceeding or Litigation.......................... 39

               (j)   Licenses; Permits.................................... 39

               (k)   Release of Lien, etc................................. 39

               (l)   Other................................................ 39

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                                                                          PAGE
                                                                          ----
               (m)  Availability of Certain Employees..................... 39

      Section 6.2.  Conditions Precedent to
                    Obligations of the Company............................ 39

               (a)  Documents............................................. 39

               (b)  Representations and Warranties........................ 40

               (c)  Performance........................................... 40

               (d)  Consents, etc......................................... 40

               (e)  No Proceeding or Litigation........................... 41

               (f)  Assumption of Lease................................... 41

               (g)  Other................................................. 41

               (h)  Payments.............................................. 41

ARTICLE VII............................................................... 41

ADDITIONAL AGREEMENTS..................................................... 41

      Section 7.1   Bulk Transfer Laws.................................... 41

      Section 7.2.  Covenant of Seller and Certain
                    Shareholder/Employees................................. 41

      Section 7.3.  Remedies.............................................. 42

               (a)  Reasonableness of Restraints.......................... 42

               (b)  Injunctive Relief..................................... 43

               (c)  Extension of Period of Restraints..................... 43

               (d)  Court Ordered Reduction of Restraints................. 43

      Section 7.4.  Further Assurances.................................... 43

      Section 7.5.  Tax Payment........................................... 43

ARTICLE VIII.............................................................. 43

INDEMNIFICATION........................................................... 44

      Section 8.1.  Survival of Representations and Warranties............ 44

      Section 8.2.  Indemnification by the Parties........................ 44

      Section 8.3.  General Indemnification Provisions.................... 44

      Section 8.4.  Limitations........................................... 45

      Section 8.5.  Effect of Due Diligence on Indemnification............ 45

      Section 8.6.  Effect and Conditions................................. 46

ARTICLE IX................................................................ 46

TERMINATION............................................................... 46


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                                                                          PAGE
                                                                          ----
      Section 9.1.   Termination of Agreement............................. 46

      Section 9.2.   Procedure and Effect of Termination.................. 47

ARTICLE X................................................................. 47

RESOLUTIONS OF DISPUTES................................................... 47

      Section 10.1.  Dispute Defined...................................... 47

      Section 10.2.  Dispute Resolution Procedures........................ 47

      Section 10.3.  Provisional Remedies................................. 48

      Section 10.4.  Tolling Statute of Limitations....................... 48

      Section 10.5.  Performance to Continue.............................. 48

      Section 10.6.  Extension of Deadlines............................... 48

      Section 10.7.  Enforcement.......................................... 48

      Section 10.8.  Costs................................................ 49

      Section 10.9.  Replacement.......................................... 49

ARTICLE XI................................................................ 49

MISCELLANEOUS............................................................. 49

      Section 11.1.  Taxes................................................ 49

      Section 11.2.  Expenses............................................. 49

      Section 11.3.  Consents............................................. 49

      Section 11.4.  Assignment........................................... 49

      Section 11.5.  Entire Agreement..................................... 50

      Section 11.6.  Amendment............................................ 50

      Section 11.7.  Waiver............................................... 50

      Section 11.8.  Headings............................................. 50

      Section 11.9.  Notices.............................................. 50

      Section 11.10. Law Governing........................................ 51

      Section 11.11. Counterparts......................................... 51

      Section 11.12. Severability......................................... 51

      Section 11.13. No Third Party Beneficiaries......................... 53

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made as of October 22, 1996 ("AGREEMENT") by and between AHEAD TECHNOLOGY, INC., a Delaware corporation ("Ahead"), NORTRONICS ACQUISITION CORPORATION, a Delaware corporation and subsidiary of Ahead ("BUYER"), NORTRONICS COMPANY, INC., a Minnesota corporation (the "SELLER" or the "COMPANY"), ALAN KRONFELD, THOMAS PHILIPICH and ROBERT LISTON.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to sell or transfer to the Buyer and the Buyer desires to purchase all of the Assets from the Company on the terms and conditions and for the consideration hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements and on the terms and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Accountants" means Froehling, Anderson, Plowman & Egnell, Ltd., the independent public accountants of the Company.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an executive officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity and, (iii) when used with reference to a natural Person, any Person that is related to the specified Person by blood or marriage in the first degree of consanguinity; provided, however, that no natural Person shall be deemed to be controlled by any other Person.

     "Applicable Law" shall have the meaning specified in Section 4.5(a).


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     "Assets" shall mean all of the assets of the Company as reflected on the
Company's Balance Sheet or used in the business of the Company, as said assets may change as permitted by this Agreement in the ordinary course of business from the date hereof through the Closing Date, including the following:

          (i) Machinery and Equipment. All right, title and interest in and to all machinery and equipment, patterns, furniture, furnishings, fixtures, plant and office equipment, leasehold improvements, vehicles, supplies and tools and dies of Seller including, without limitation, those listed on
     Schedule 4.4 hereto.

          (ii) Inventory and Receivables. All inventory of raw materials, work-in-process and finished products of Seller.

          (iii) Contracts and Commitments. All right, title and interest of Seller in and to the agreements, contracts, commitments and leases of real and personal property and purchase or sale orders of Seller including, without limitation, those listed on Schedules 4.8(a) and 4.8(b) hereto; provided that to the extent the assignment of any agreement, contract, lease or purchase or sale order requires the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof, but the Buyer and the Seller agree that Buyer and Seller will use their best efforts to obtain the written consent of the other parties to such agreements, contracts, leases and purchase and sale orders to the assignment thereof to the Buyer as soon as practicable, and if such consent is not obtained, then Buyer and Seller will cooperate in any reasonable arrangements (including, but not limited to, subcontracting, sublicensing or subleasing) designed to provide for the Buyer the benefits -- subject to Buyer, to the extent it receives the benefits, performing or providing for the performance of any related obligations associated with receiving such benefits such as but not limited to paying for the same -- under all such agreements, contracts, leases and purchase and sale orders, including enforcement for the benefit of the Buyer, of any and all rights thereof against any other parties thereto arising out of the breach or cancellation thereof by any other party thereto.

          (iv) Books and Records.

               (A) All books and records, including but not limited to, all correspondence, books, files, documents, sales literature, customer lists, customer records, engineering drawings and records, research and development records, operating


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                    records, records with respect to intellectual property and other records of Seller, but excluding Seller's minute books, stock records and records relating to taxes, to which tax records Buyer shall be afforded reasonable access upon its request.

               (B) The records relating to the Real Property which are in Seller's possession or control, including but not limited to all design drawings, surveys, back title information, plot plans, building systems drawings for heating, ventilation and air conditioning and the correspondence files from the Seller's engineering department.

               (C) After the Closing, the Buyer shall give the Seller and its representatives reasonable access (including without limitation for the purposes of preparing tax returns and responding to any inquiries from tax authorities) to the aforesaid books and records and the Buyer shall give the Seller written notice prior to the removal or destruction of such books and records. The notice prior to removal shall contain the new location where the books and records are to be stored, and shall be given so as to provide the Seller sufficient time to copy the documents to be removed if the Seller chooses. The Buyer shall, in the event of a decision to destroy the books and records, give the Seller the books and records if so requested by the Seller.

          (v) Intellectual Property. All right, title and interest of Seller in and to all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, know how, trade secrets, confidential and proprietary information, processes, technologies and methods of Seller including, without limitation, those listed on
     Schedule 4.6 hereto, and the goodwill relating to the foregoing. The Seller shall transfer the patents, patent applications and trademarks referred to in this subparagraph (v) by executing and delivering to the Buyer at the Closing the assignments referred to in Section 6.1(b).

          (vi) Permits. All Federal, state, regional and local permits, licenses, certificates, approvals and similar authorizations of Seller to the extent they are assignable or transferable. To the extent that any permit, license, certificate, approval or other authorization is not assignable or transferable, the Seller shall use its best efforts and will cooperate with the Buyer in order for the Buyer to obtain such permit license, certificate, approval or authorization as soon as possible.

          (vii) Software. All right, title and interest of the Seller in and to the computer software programs of Seller.

          (viii) Cash on Hand, Etc. All right, title and interest of the Seller in and to cash on hand, petty cash and travel and other advances of Seller.

     "Assumed Liabilities" shall mean all of those and only those liabilities expressly assumed pursuant to Section 2.3.

     "Best Efforts" shall mean diligent efforts to obtain a specified result, but shall not be deemed to require the payment of any amounts to any third party as such (other than fees required to obtain any necessary permit or similar consent, with fees required to obtain business or operating permits issued to Buyer to be the responsibility of Buyer and fees charged by other parties to contracts for consents to be split equally by the Buyer and Seller; provided, however, that Buyer's portion of such fees for consents shall not exceed $2,000 and that any amount in excess of that shall be the subject of a separate agreement).

     "Buyer's Accountants" shall mean KPMG Peat Marwick LLP.

     "Closing" shall have the meaning specified in Section 2.2.

     "Closing Date" shall have the meaning specified in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" means all contracts, subcontracts, agreements, options, guarantees, orders, commitments, undertakings and arrangements, whether written or oral.

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), costs and expenses, including costs and expenses of defense of any claim and of any settlement of claims, including, without limitation, reasonable attorneys' fees and consultants' fees, which are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Premises or migrating or threatening to migrate to or from the Premises, or arising in any manner whatsoever out of any violation of Environmental Requirements pertaining to the Premises and/or the activities thereon by the Company or to the past, present or future operations of the Company, including without limitation:

          (i) damages for personal injury, or injury to property or natural resources, including but not limited to claims brought by or on behalf of employees of the Company, occurring upon or off of the Premises, whether foreseeable or unforeseeable, including, without limitation interest and penalties;

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          (ii) diminution in the value of the Premises and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the real property containing the Premises;

          (iii) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and liabilities (including liabilities to indemnify any Person for costs) incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions; and

          (iv) damages and claims resulting from the off-site disposal of Hazardous Materials which derived from the use, generation, storage, treatment, transportation or disposal of Hazardous Materials by the Company.

     "Environmental Requirements" means all Applicable Law relating to the protection of human health or the environment, including, without limitation:

          (i) all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

          (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (P.L. 93-406).

     "Escrow Agent" means a commercial bank in Minnesota to be selected by the parties hereto.

     "Escrow Agreement" means the agreement by and among the Buyer, the Company and the Escrow Agent pursuant to which $200,000 of the Purchase Price shall be held for one year following the Closing Date in order to support the indemnification obligations of the Company and the Shareholders.

     "Excluded Liabilities" means all liabilities, obligations and commitments of the Company or relating to the Assets which are not expressly denominated as Assumed Liabilities including, without limitation, those Excluded Liabilities delineated in Section 2.4.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, applied consistently throughout the periods involved.

     "Governmental Approval" means an authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority, including, without limitation, federal environmental authorities and environmental authorities of the states in which the Company conducts business.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction.

     "Hazardous Materials" means any chemical substance:

          (i) the presence of which requires investigation, removal or remediation under any Applicable Law; or

          (ii) which is defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C.
     Section 6901 et seq.); or

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Applicable Law; or

          (iv) the presence of which causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or to the health or safety of any Person on or about the Premises; or

          (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

          (vi) without limitation which contains PCBs or asbestos.

     "IRS" means the United States Internal Revenue Service.

     "Improvements" has the meaning specified in Section 4.4.

     "Intellectual Property Rights" means any and all trademarks, trademark applications, service marks, service mark applications, licensing agreements and similar Contracts, technology, trade secrets, trade names, division names, registered copyrights and other information, property or rights used in the business or operations of the Company, as more specifically set forth in
Schedule 4.6 hereof.

     "Inventories" means all inventories of the Company including, without limitation, all finished goods, work in progress, raw materials, stores, all production, shipping and packaging supplies and all spare parts.

     "knowledge", as may be used herein, shall mean actual or constructive knowledge; "to the knowledge of the Company" means the actual or constructive knowledge of any or all officers and directors of the Company including, without limitation, Alan Schwartzman.

     "Landlord" means Applied Magnetics Corporation.

     "Liens" has the meaning specified in Section 4.4.

     "Material Adverse Effect" means an effect which, directly or indirectly, subjects the Company to any liability, damage, deficiency, loss, cost or expense of $25,000 or more or which otherwise has or will have a material adverse effect on the operations, results of operations, prospects or condition (financial or other) of the business of the Company.

     "Material Contract" shall have the meaning specified in Section 4.8.

     "Notice" shall have the meaning specified in Section 11.9.

     "Permitted Liens" shall have the meaning specified in Section 4.4.

     "Person" means any individual, firm, partnership, corporation, trust, estate, limited liability company, limited liability partnership, or other entity.

     "Personal Property Leases" shall have the meaning specified in Section
4.25.

     "Plan(s)" shall have the meaning specified in Section 4.12.

     "Preliminary Net Worth Statement" shall have the meaning specified in
Section 5.4.

     "Premises" means those locations owned or leased by the Company or otherwise occupied thereby for the business operations of the Company, including the facilities located at: (i) 145 South Third Street, Dassel, Minnesota 55325;
(ii) 1000 Superior Boulevard, Wayzata, Minnesota 55391; and (iii) 533 Atlantic Avenue, Dassel, Minnesota 55325.

     "Real Property" has the meaning specified in Section 4.4.

     "Return" shall mean all reports, estimates, declarations, information statements and returns due under all foreign, federal, state or local laws or regulations, as appropriate, relating to Taxes.

     "Securities Act" shall mean the Securities Act of 1933, as amended (15 U.S.C. Section 77a et seq.).

     "Security Interest" shall have the meaning specified in Section 4.31.

     "Shareholders" shall mean Alan Kronfeld, Thomas Philipich, Robert Liston, James Tusing and Howard Page, which persons in the aggregate own one hundred percent (100%) of the issued and outstanding stock of the Company.

     "Subsidiary" of any Person means any corporation or other entity of which more than 50% of the outstanding capital stock or other equity having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more of such Person's other subsidiaries or by one or more of such Person's other subsidiaries.

     "Taxes" means all federal, state and local taxes, assessments and governmental charges, of any nature, kind or description (including, without limitation, all income taxes, franchise taxes, withholding taxes, estimated taxes, unemployment insurance, social security taxes, payroll taxes, sales and use taxes, excise taxes, occupancy taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and withholding taxes) and all interest, additions to tax and penalties with respect thereto, whether such interest, additions or penalties arise before or after the Closing Date.

     "Transaction Documents" shall mean the collective reference to this Agreement, and all other agreements and documents to be delivered pursuant hereto on the Closing Date, in each case with such changes as may be agreed among the parties.

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

     SECTION 2.1 Purchase and Sale of the Assets.

     (a) Subject to the terms and conditions hereof, the Seller will sell, transfer, convey, assign and deliver all of the Assets to the Buyer and the Buyer will purchase all of the Assets from the Seller for a purchase price equal to TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000) (the "PURCHASE PRICE"), reduced by the amount of any payment of deferred compensation obligations made by the Company prior to the Closing Date, subject to adjustment as set forth in Section 5.4 below, and payable as set forth in Section 2.1(b).

     (b) The parties agree to allocate the aggregate of the Purchase Price (as may be adjusted pursuant to Section 5.4) among the respective Assets. The parties shall prepare an allocation schedule in accordance with Section 1060 of the Code, and the parties shall cooperate with each other and provide such information as either of them shall reasonably request. The parties shall each report the federal, state, local and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation schedule.

     SECTION 2.2 Closing; Deliveries.

     (a) Subject to the conditions set forth in this Agreement, the purchase and sale of the Assets pursuant to this Agreement (the "Closing") shall take place at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A. at 9:00 a.m. on October 22, 1996, or at such other time as the Company and the Buyer may agree to in writing (the "Closing Date"). Provided the Closing occurs as provided herein, the benefits (and liabilities as limited by this Agreement) of the business and operations conducted with the Assets shall be conducted for the benefit of and be the responsibility of the Buyer from and after June 29th, 1996. However, the parties further agree that the Company's transfer of the Assets to the Buyer will take place on the Closing Date. The parties agree that the Buyer shall (and the Seller shall not) report the income from the operations of the business conducted with the Assets from June 29th, 1996 to the Closing Date on its income tax returns.

     (b) At the Closing:

          (i) the Seller shall deliver to the Buyer:

               (A) free and clear of any Lien, all of the Assets by delivery of instruments of conveyance and such other documents, certificates and opinions as are specified herein.


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

               (B) all opinions, certificates and other instruments and documents required to be delivered by the Company and the Shareholders at or prior to the Closing or otherwise required in connection herewith;

                    (ii) Buyer shall deliver to the Company:

               (A) subject to paragraph 2.1(a) above, cash by wire from transfer or certified check in the amount of $2,200,000;

               (B) all opinions, certificates and other instruments and documents required to be delivered by Buyer at or prior to the Closing or otherwise required in connection herewith; and

                    (iii) Buyer shall deliver to the Escrow Agent $200,000,
               representing the remainder of the Purchase Price, to be held by the Escrow Agent and distributed in accordance with the terms of the Escrow Agreement.

     SECTION 2.3. Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Buyer will assume and Buyer and Ahead agree to pay or satisfy all of (and only) the following liabilities relating to the Assets and existing at or arising after the Closing Date (collectively, the "Assumed Liabilities"):

          (a) all liabilities, obligations and commitments set forth on Schedule
     2.3 hereto relating exclusively to the Assets that are (a) reflected on the Company's Balance Sheet, or (b) incurred after the Balance Sheet Date, defined in Section 4.14 below, in the ordinary course of business consistent with past practice and in accordance with the terms of this Agreement. Schedule 2.3 contains a detailed listing of all accounts payable as of the latest practicable date prior to the Closing Date;

          (b) all liabilities, obligations and commitments arising out of the agreements, contracts and commitments, if any, assigned to Buyer pursuant to the Assignment of Contracts, for the period subsequent to June 29, 1996, but not including any liabilities in respect of any breach thereof occurring prior to the Closing Date.

     SECTION 2.4. Exclusion of Liabilities. In furtherance and not in limitation of Section 2.3 above, the following liabilities shall be Excluded Liabilities and shall not be assumed by the Buyer:

          (a) that certain obligation of the Company to Applied Magnetics Corporation, which obligation has been satisfied by the Corporation;

          (b) any and all obligation for deferred compensation owed by the Company to its officers and other employees (the "Deferred Compensation Obligation"), which Deferred Compensation Obligation may be satisfied by the Company on or before the Closing Date;

          (c) accrued income taxes relating to periods prior to the Effective Date;

          (d) accrued sales and use taxes relating to periods prior to the Effective Date; and

          (e) accrued payroll and related costs relating to periods prior to the Effective Date such as accrued vacation obligations.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF BUYER AND AHEAD

     Representations and Warranties of Buyer and Ahead. Buyer and Ahead represent and warrant to the Company as follows:

     SECTION 3.1. Corporate Existence. Buyer is, or on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has or will have all requisite corporate power and authority to own its properties and assets and conduct its business as it is now being, or on the Closing Date will be, conducted. Buyer, is or on the Closing Date will be, duly qualified as a foreign corporation in each jurisdiction where the nature of its activities makes such qualification necessary.

     SECTION 3.2. Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance by the Buyer of this Agreement and each Transaction Document to which it is, or on the Closing Date will be, a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action, and no other corporate action on the part of the Buyer is necessary for the execution, delivery and performance by the Buyer of this Agreement or any Transaction Document to which it is, or on the Closing Date will be, a party and the consummation by the Buyer of the transactions contemplated hereby and thereby. Neither the execution nor the delivery by the Buyer of this Agreement or any Transaction Document to which it is, or on the Closing Date will be, a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance with nor fulfillment by the Buyer of the terms and provisions hereof or thereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (A) its Certificate of Incorporation or Bylaws or (B) any lease, Contract, instrument, mortgage, deed of trust, deed evidencing or securing indebtedness for borrowed money, financing lease, any law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Buyer is, or on the Closing Date will be, a party or by which it is bound, or (ii) require the Buyer to obtain the consent, approval, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body.

     SECTION 3.3. No Litigation. There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of Buyer, threatened against or affecting Buyer that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any Transaction Document.

     SECTION 3.4. No Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Buyer (other than the employees or agents of the Buyer) in such manner as to give rise to any valid claim against the Shareholders or the Company for any brokerage or finder's commission, fee or similar compensation.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                       OF THE COMPANY AND THE SHAREHOLDERS

     Representations and Warranties of the Company and the Shareholders. The Company and the Shareholders jointly and severally represent and warrant to the Buyer that:

     SECTION 4.1. Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its properties and assets and conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of its activities makes such qualification necessary, and the failure to be so qualified would have a material adverse effect.

     SECTION 4.2. Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is, or on the Closing Date will be, a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action, and no other corporate action is necessary for the execution, delivery and performance by the Company of this Agreement or any Transaction Document to which it is, or on the Closing Date will be, a party, and the consummation by the Company of the transactions contemplated hereby and thereby. Neither the execution nor the delivery by the Company of this Agreement, and/or any Transaction Document to which it is, or on the Closing Date will be, a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance with nor fulfillment by the Company of the terms and provisions hereof or thereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (A) the Articles of Incorporation or Bylaws of the Company or (B) except as set forth on
Schedule 4.2, any lease, Contract, instrument, mortgage, deed of trust, deed evidencing or securing indebtedness for borrowed money, financing lease, any law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Company is, or on the Closing Date will be, a party or by which it is or will be bound, or (ii) require the Company to obtain the consent, approval, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body. This Agreement has been duly executed and delivered by the Company and, together with each other Transaction Document and other agreement and instrument required to be delivered by the Company, is or will be, as the case may be, a legal, valid and binding obligation thereof, enforceable in accordance with its respective terms.

     SECTION 4.3. No Litigation. There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Company, threatened against or affecting the Company that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any Transaction Document.

     SECTION 4.4. Title to Assets and Real Property. (a) Schedule 4.4 lists all of the machinery, equipment, Intellectual Property Rights, furniture, fixtures, personalty, and other items constituting the Assets. The Company has good and marketable title to all of the Assets, which are free and clear of all liens (including environmental liens), mortgages, deeds of trust, trust deeds, deeds to secure debt, pledges, encumbrances, defects, security interests, restrictions, conditional and installment sale agreements, options, easements and other legal or equitable encumbrances and claims or charges of any kind (collectively, "Liens"), except as disclosed in Schedule 4.4 (collectively, "Permitted Liens").

          (b) Set forth on Schedule 4.4 is a list of all interests in real property owned by or leased to the Company (including all interests in real property used in the business of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property"), specifying the location of each such Real Property and any improvements thereon ("Improvements"), and, as to all Real Property not owned by the Company, a legal description (if available), address and approximate size and boundaries of each leased or subleased premises, the present use to which each of the leased or subleased premises is being put, the name and address of the landlord and, if appropriate, the sublandlord with respect to each lease, a listing of any amendments, modifications, extensions or renewals which comprise a part of each lease, the expiration date of each lease, any renewal or extension right under each lease and the current base fixed annual rent due under each lease. The Company has the unrestricted right to use in accordance with the terms of its leases and in accordance with Applicable Law all Real Property and Improvements, and each such property is held free and clear of (i) all subleases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, except (with respect to all such properties) those set forth on Schedule
     4.4 or disclosed on the Company Balance Sheet or the notes thereto, none of which disclosed defects or limitations, except as specified on Schedule 4.4(b), has an adverse effect on such property, its present use or, to the knowledge of the Company, any contemplated increase in the capacity of the business conducted with the Assets (provided that such increase in capacity takes place within the confines of the existing building). No financing statement under the Uniform Commercial Code with the Company as debtor with respect to any of the foregoing properties has been filed in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except as set forth on Schedule 4.4 hereto. The present and contemplated use of the Real Property, Improvements and tangible property conforms in all material respects with all applicable building, fire, zoning, environmental and other land use, laws, ordinances, rules and regulations, Applicable Law and all necessary occupancy and other certificates and Permits for the occupancy and lawful use thereof have been issued and are presently in full force and effect. All notices of violations of Applicable Law issued to the Company by any state, county, municipal or local department having jurisdiction against or affecting any of the Real Property, Improvements or tangible property have been complied with in all material respects. To the knowledge of the Company, no use of the Real Property, Improvements or tangible property is dependent upon the continuance of a nonconforming use or a special permit or license. The Company is not obligated to pay any fee or commission to any broker, finder, consultant or other intermediary as a result of the purchase or leasing of any of the Real Property.

     SECTION 4.5. Compliance with Laws; Permits and Licenses. (a) Except as disclosed in Schedule 4.5(a), to its knowledge, the Company is in compliance in all respects with all applicable statutes, orders, rules and regulations promulgated by Governmental Authorities (collectively, "Applicable Law") relating to the operation or conduct of the business of the Company, or the use of the properties of the Company, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions, (ii) health and safety, (iii) zoning and building codes or municipal ordinances, violation of which would interfere with the ability of the Company to operate, (iv) the production, storage, processing, advertising, sale, transportation, distribution, disposal, use and warranty of products of the business of the Company (v) obligations of the Company to disabled persons, or
(vi) trade and antitrust regulations, and the Company has not received any notice of alleged violation of any such statute, order, rule or regulation. The transactions contemplated by this agreement will not result in any violation described in clauses (i) through (v) above. Except as disclosed in Schedule 4.5(a), the Company is not in default under or in violation of, any applicable franchise, permit or license, its Articles of Incorporation or other charter document, Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, Contract or any other instrument to which it is a party or by which it or any of its properties or assets is or may be bound.

          (b) Schedule 4.5(b) lists all governmental licenses, permits, product registrations, authorizations, approvals and indicia of authority and any pending applications therefor. Except as disclosed in Schedule 4.5(b), such licenses, permits, product registration, authorizations, approvals and indicia of authority are (i) to the knowledge of the Company, all the governmental licenses, permits, product registrations, authorizations, approvals and indicia of authority necessary to conduct the business of the Company, and (ii) valid and in full force and effect, assuming the related consents referenced in Section 5.2(f) have been obtained prior to the Closing.

     SECTION 4.6. Intellectual Property. (a) Schedule 4.6(a) sets forth a true and complete list of all Intellectual Property Rights of the Company. The Intellectual Property Rights constitute all such material property forming a part of the business of the Company and, except as disclosed in Schedule 4.6(a), do not conflict with or infringe on the rights of others.

          (b) Except as disclosed in Schedule 4.6(b) (i) all the Intellectual Property Rights are owned by or are licensed to the Company under licenses or written agreements; (ii) no claims have been made and are pending or, to the knowledge of the Company, are threatened against the Company alleging that any services provided or products manufactured or sold by the Company, or any Intellectual Property Rights are being provided, manufactured, sold or used in violation of any patents or trademarks, or any other rights of any Person (nor, to the knowledge of the Company, is there a basis in fact which could result in such a claim); (iii) the Company has not granted any license to any Person with respect to any Intellectual Property Rights;
     (iv) to the knowledge of the Company, no other Person is infringing on any Intellectual Property Rights; (v) all Intellectual Property Rights of the Company are legal, valid and binding, in full force and effect and are freely assignable to the Buyer, if as and when required; (vi) the Company has duly made punctual payments of all royalties or fees required to be made by it under or in connection with any Intellectual Property Right; and
     (vii) to the knowledge of the Company, no event has occurred which (with the passing of time and/or the giving of notice) would result in or permit the termination of any Intellectual Property Right or the acceleration of any obligation thereunder without the consent of the Company.

          (c) Except as disclosed in Schedule 4.6(c), following the transactions contemplated hereby, the Buyer shall own or possess adequate and enforceable licenses or other rights to use as the Company has in the past, without payment of any fee other than as disclosed in Schedule 4.6(c), all of the Intellectual Property Rights.

     SECTION 4.7. Litigation. Except as disclosed in Schedule 4.7, there is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Company, threatened against or affecting the Company in any court, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and the Company does not know of any reasonable basis for any such action, lawsuit, claim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations). The Company is not in default, and no condition exists that with notice or the lapse of time or both would constitute a default, with respect to any judgment, order, writ, injunction or decree of any court or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to the business of the Company. No condemnation proceeding has been commenced or, to the knowledge of the Company, is threatened to be commenced against any of the Assets or Real Property.

     SECTION 4.8. Contracts.

          (a) Material Contracts. Schedule 4.8(a) contains a complete and correct list as of the date hereof of all agreements, contracts and commitments of the following types, written or material oral, to which the Company is a party or by which the Company or its properties are bound as of the date hereof: (a) mortgages, indentures, security agreements, letters of credit, loan agreements and other agreements, guaranties and instruments relating to the borrowing of money or extension of credit; (b) employment, consulting, severance or agency agreements; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, trusts or funds for the benefit of employees, officers, agents and directors (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase of raw materials, supplies or finished products exceeding $5,000;
     (g) agreements, orders or commitments for the sale of its products exceeding $5,000; (h) licenses of patent, copyright, tradenames, trademark, transfer of technology or know how and other intellectual property rights;
     (i) agreements or commitments for capital expenditures in excess of $7,500 for any single project (it being warranted that all undisclosed agreements or commitments for capital projects do not exceed $15,000 in the aggregate for all projects); (j) brokerage or finder's agreements; (k) joint venture, partnership and development agreements; and (1) other agreements, contracts and commitments which in any case involve payments or receipts of more than $5,000. The Company has delivered to the Buyer complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements listed in Schedule 4.8(a). Except as set forth in Schedule 4.8(a), all such agreements, contracts and commitments governed by this Section 4.8(a) are in full force and effect, are enforceable by the Company, against the other parties thereto in accordance with their terms and there does not exist thereunder any violation or any default or event or condition or course of dealing which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Company, or, to the knowledge of the Company, any other party thereto or would provide a basis for any creditor of the Company, or, to the knowledge of the Company, any party to such agreements, contracts or commitments, to challenge the extent, validity or priority of the interest of any other party to such agreements, contracts or commitments; except as set forth in Schedule 4.8(a), consummation of the transactions contemplated under this Agreement and the Transaction Documents shall not give rise to any violation or any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Company or any other party thereto. To the knowledge of the Company, no agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound, has a Material Adverse Effect on the business of the Company. No agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound, is in conflict, whether by way of violation of any term or condition or by way of default, with any other agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound. All agreements, contracts or commitments with Affiliates of the Company to which the Company is a party or by which it or any of its properties is bound reflect terms no less favorable to the Company than could be obtained from unaffiliated third parties. Except as set forth on Schedule 4.8(a) The Company has no outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

          (b) Government Contracts.

               (i) Government Contracts Compliance. The Company is not in, nor will the consummation of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby result in, any violation, breach or default of any term or provision of (i) any contract, subcontract or agreement between the United States Government and the Company and (ii) any bid, proposal or quote submitted to the United States Government by the Company. The Company is not, nor will the consummation of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby result in, any violation, breach or default of any provision of any federal order, statute, rule or regulation governing any contract, subcontract, bid, proposal, quote, arrangement or transaction of any kind between the United States Government and the Company. The representations in the two immediately preceding sentences are made after consideration of, but are not limited to, the following laws, regulations, standards, and agreements, to the extent, if any, they are applicable to or incorporated into contracts, subcontracts, agreements:

                    (A) The Truth in Negotiations Act of 1962, as amended;

                    (B) The Service Contract Act of 1965, as amended;

                    (C) The Contract Dispute Act of 1978, as amended;

                    (D) The Federal Acquisition Regulations and any applicable agency supplements thereto, as well as applicable predecessor procurement regulations;

                    (E) The Cost Accounting Standards;

                    (F) Agreement with the Contract Audit Agency;

                    (G) Relevant rules and arrangements governing the allowance of costs charged to overhead and general and administrative cost pools allocable to government contracts;

                    (H) The Defense Industrial Security Manual DoD 5220.22-M,
               the Defense Industrial Security Regulation DoD 5220.22-R and related security regulations;

                    (I) The Procurement Integrity Provisions of the OFPP Act
               Amendments of 1988, P.L. 100-679, as amended and implemented.

               (ii) Investigation and Claims. Schedule 4.8(b) sets forth descriptions of all audit reports, final decisions, claims, consent orders in effect, outstanding Forms 1, ongoing government investigations or prosecutions, or internal investigations conducted or initiated by or in respect of the Company and identifies any corrective action, restitution or disciplinary action initiated or taken by or in respect of the Company relating in any sense to the subjects listed below in paragraphs (A) through and including (G). Except as disclosed in Schedule 4.8(b), the Company has not engaged in nor has been charged with, received a claim related to, or been under investigation or conducted or initiated any internal investigation or has reason to conduct, initiate or report any internal investigation or made a voluntary disclosure, with regard to any of the following since November 6, 1991:

                    (A) Defective Pricing within the meaning of P.L. 87-653, as amended;

                    (B) Failure to correct accounting, inventory, material
               requirements planning, or purchasing system deficiencies;

                    (C) Mischarging of direct and/or indirect costs in
               connection with U.S. Governmental contracts or subcontracts;

                    (D) Delivery to the U.S. Government or to a U.S. Government
               prime contractor or subcontractor of material, components, items or services that do or did not meet specifications or standards therefor, or delivery to the U.S. Government or a U.S. Government prime contractor or subcontractor of foreign-made material, components or items where domestic-made material, components or items were required;

                    (E) Improper payments or any payments or activities for
               obtaining non-public source selection information;

                    (F) Unallowable costs, including unallowable direct or
               indirect costs;

                    (G) Violations of any of the following statutes, as amended, or the regulations promulgated thereunder:

                          (I) False Statements Act (18 U.S.C. 1001),

                         (II) False Claims Act (18 U.S.C. 287),

                        (III) False Claims Act (31 U.S.C. 3729),

                         (IV) Briberies, Gratuities and Conflicts of Interest
                              (18 U.S.C. 201),

                          (V) Anti-Kickback Act (41 U.S.C. 51, 54),

                         (VI) Anti-Kickback Enforcement Act of 1986 (P.L.
                              99-634),


                        (VII) Arms Export Control Act (22 U.S.C. 277, et seq.),

                       (VIII) Foreign Corrupt Practices Act (15 U.S.C. 78m,
                              78dd-1, 78ff),

                         (IX) Export Administration Act (P.L. 99-64),

                          (X) War and National Defense Act (18 U.S.C. 793),

                         (XI) Racketeer Influenced Corrupt Organizations Act
                              (18 U.S.C. 1901-68),

                        (XII) Conspiracy to Defraud the Government (18 U.S.C.
                              371),

                       (XIII) Program Fraud Civil Remedies Act (P.L. 99-509),

                        (XIV) "Revolving Door" Legislation (18 U.S.C. 207,
                               281(a)(11) and 10 U.S.C. 2397), and

                         (XV) Defense Production Act (50 U.S.C. App. 2061).

               (iii) No Debarment or Suspension. The Company is not nor has ever been informed that it is or will be subject to any proceeding which could result in or otherwise contemplates debarment or suspension.

               (iv) Test and Inspection. All test and inspection results of the Company have provided to any government agency pursuant to any government contract or any subcontract or as a part of the delivery to the government of any article designed, engineered or manufactured by the Company were true, complete and correct. Except as set forth in
          Schedule 4.8(b), the Company has provided all test and inspection results to government agencies as required by law or pursuant to government contracts or subcontracts, or may have been required as part of the delivery of any article designed, engineered or manufactured by the Company.

     SECTION 4.9. Foreign Government Contracts. To the extent that the Company is party to a prime contract or subcontract with a government other than the U.S. Government (a "Foreign Government Contract"), then: (a) if the Foreign Government Contract incorporates by reference, or is otherwise subject to, any or all of the regulations cited in Section 4.8(b) above (or their foreign equivalents), the representations made in Section 4.8(b) above shall be deemed applicable to such Foreign Government Contract, and (b) if the Foreign Government Contract incorporates by reference or is otherwise subject to other applicable laws ("Foreign Laws") the representations made hereinabove regarding compliance, investigations and claims, debarment or suspension and test and inspection results shall be deemed made in respect of the appropriate Foreign Laws.

     SECTION 4.10. Labor Union Contracts. The Company is not a party to any collective bargaining or other labor union Contract applicable to persons employed by the Company. There are no unfair labor practice complaints nor are there any current union representation questions involving persons employed in the business of the Company. Except as disclosed on Schedule 4.10, the Company does not know of any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of the Company or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company. Except as set forth on Schedule 4.10, during the 24-month period preceding the date hereof, there have not been any formally filed grievances involving employees of the Company.

     SECTION 4.11. Employees, Labor Matters, etc.

     (a) Schedule 4.11(a) contains a complete and correct list of the names of all directors and officers of the Company. There is no payment that has not been paid for more than 30 days past the date on which such payment became due that is owed by the Company to any of its directors, officers, employees, trustees, agents, brokers, representatives or other personnel, current and former, or any beneficiaries, dependents or survivors of the foregoing (including, without limitation, expense reimbursement and severance payments), in accordance with the terms of their respective employment arrangements or under their employment, severance or agency agreements, if any.

     (b) Except as set forth in Schedule 4.11(b), there has not been since November 6, 1991 any (i) unfair labor practice complaint against the Company before the National Labor Relations Board; (ii) labor strike, dispute, or work stoppage actually pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company; (iii) representation petition respecting the employees of the Company filed with the National Labor Relations Board; or (iv) arbitration proceeding arising out of or under collective bargaining agreements pending against the Company.

     (c) Certain Benefit and Compensation Arrangements:

          (i) Set forth on Schedule 4.11(c) hereto is a true and complete list of each employee of the Company whose aggregate compensation for the fiscal year ended September 30, 1995 exceeded $40,000 or who is employed as a manager or supervisor, as well as any and all agreements, arrangements, commitments or understandings of any kind, whether written or material oral, applicable to each (as well as to current and former directors and consultants and former officers of the Company) pursuant to which payments of any kind are required to be made following the date hereof (including, without limitation, any employment, deferred compensation, consulting, severance, termination or supplemental pension payments) (the "Compensation Commitments"). True and complete copies of all of the written Compensation Commitments have been provided to Buyer together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Buyer with respect to any Compensation Commitment which is unwritten.

          (ii) Each Compensation Commitment:

               (A) since its inception, has been operated by the Company in all material respects in accordance with its terms;

               (B) is not currently under investigation, audit or review by the IRS or any other federal or state agency and, to the knowledge of the Company, no such action is contemplated or under consideration;

               (C) has no liability for any federal, state, local or foreign Taxes except for those Taxes routinely imposed in connection with ordinary course compensation of employees;

               (D) has no claims subject to dispute or litigation; and

               (E) has met all applicable requirements, if any, of the Code;

     SECTION 4.12. ERISA. Schedule 4.12 lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, disability or life insurance, supplemental retirement, or severance benefit plans, programs or arrangements, and all employment, termination, or severance contracts to which the Company is a party, with respect to which the Company has any obligation, or that are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director, (ii) each employee benefit plan for which the Company could incur liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated and (iii) any plan in respect of which the Company could incur liability under
Section 4212(c) of ERISA (collectively, the "Plans"). The parties hereto acknowledge and agree that the Company maintains a 401(k) plan which plan (and the assets of which) shall not be transferred to or assumed by the Buyer.

     (a) Each Plan that is intended to qualify under Section 401(a) of the Code or similar provision of foreign law is so qualified. The Company has performed all obligations required to be performed by it by the terms of the Plans and Applicable Law, rules and regulations. The Company has complied in all material respects with all Applicable Law, rules and regulations relating to each Plan.

     (b) The Company has not and has no knowledge that any other "party in interest" (as defined in Section 3(14) of ERISA) to any Plan has engaged in any transaction with respect to any Plan in connection with which the Company or any other party in interest could be subjected to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (c) No Plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA) or any trust created under any such Plan has been terminated since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation (the "PBGC"), other than annual premium payments, has been or is expected by the Company to be incurred by the Company with respect to any Plan. There has been no reportable event (within the meaning of Section 4043 of ERISA), which at the time of such event required notification within 30 days to the PBGC. There has been no other reportable event with respect to any Plan which could result in a liability to the Company as a result thereof. There has been no event or condition which presents a risk of termination of any such Plan by the PBGC.

     (d) Full payment has been made of all amounts which the Company is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof or, if later, the most recent date as of which such amount is required to be paid under such Plan (and, with respect to any Plan that is subject to Section 412(m) of the Code, all payments required to be made have been paid on or before each required installment due date (as defined in Section 412(m) of the Code) preceding the date hereof), and, with respect to any Plan, no accumulated funding deficiency (as defined in section 302 of ERISA and Section 412 of the Code), whether or not waived, exists. There has been no failure to make any payment due prior to the date hereof that is or could become a liability of the Company under Section 412(c) of the Code.

     (e) The present value as of December 31, 1994 of all accrued benefits under all Plans subject to Section 412 of the Code did not, as of such date, exceed the current value of the assets of such Plans allocable to such accrued benefits. The terms "present value," "current value" and "accrued benefit" have the meanings specified in Section 3 of ERISA.

     (f) No Plan is a "multiemployer plan" (as defined in Sections 3(37) and 4001(3) of ERISA) and the Company has not withdrawn or partially withdrawn from any multiemployer plan under circumstances giving rise to a withdrawal liability under ERISA.

     (g) Neither the Company nor any corporation, trade or business under common control with the Company (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has engaged in any transaction since January 1, 1986 described in
Section 4069(a) of ERISA.

     (h) No Plan provides for the payment of any welfare benefit (as described in Section 3(1) of ERISA) to any former or retired employee of the Company or any of its Affiliates, except as may be required by Section 4980B of the Code or
Section 601 of ERISA.

     (i) Except as set forth in Schedule 4.12(i), no Plan provides for the payment of severance benefits upon termination of employment.

     SECTION 4.13. Brokers' or Finders' Fees, etc.. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company (other than the Company or employees thereof) in such manner as to give rise to any valid claim by such Person against the Buyer or the Company for any brokerage or finder's commission, fee or similar compensation.

     SECTION 4.14. Financial Information; Undisclosed Liabilities.

     (a) Attached hereto as Schedule 4.14 is a copy of the balance sheet of the Company (the "Company's Balance Sheet") as of June 29, 1996 (the "Balance Sheet Date"). The Company's Balance Sheet, together with the books and records of the business of the Company, present fairly in accordance with GAAP the financial condition of the business of the Company as of the Balance Sheet Date.

     (b) The books of account of the Company reflect all items of income and expense and all assets and liabilities of the business of the Company in accordance with GAAP.

     (c) The Company has delivered to Buyer a copy of its balance sheets, together with the notes thereto, as of September 30, 1993, 1994 and 1995 and the related statement of operations and retained earnings and of cash flows for the year then ended. Such financial statements, together with the notes thereto, (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the date thereof, (iii) present fairly the result of operations of the Company for the periods covered by such statements, (iv) have been prepared in accordance with GAAP by the Accountants and (v) include all adjustments that are necessary for a fair presentation of the financial condition of the Company and the results of the Company's business operations for the periods covered by such statements.

     (d) To the knowledge of the Company, there are no material liabilities of the Company of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, determined or determinable, known or unknown, other than liabilities
(i) reflected on and
adequately provided for in the Company's Balance Sheet attached hereto as
Schedule 4.14, or (ii) incurred since the Balance Sheet Date in the ordinary course of the operation of the Company's business and not as a result of any violation of law or regulation, or (iii) disclosed in Schedule 4.14.

     (e) Prior to the date hereof, the Company has satisfied in full its obligation to Applied Magnetics Corporation, which obligation was reflected on the Company's Balance Sheet as a liability of $659,230.00 (the "AMC Obligation").

     SECTION 4.15. Taxes.

     (a) Except as disclosed in Schedule 4.15(a), The Company and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. Copies of all tax returns for the fiscal years ended since September 30, 1992 have been furnished to the Buyer or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished to the Buyer correct and complete copies of all notices and correspondence sent or received since November 6, 1991, by the Company to or from any federal, state, local or foreign tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Company makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the Company's Balance Sheet, the Company is not liable, nor will become liable, for any Taxes for any period ending on or, prior to the date of the Company's Balance Sheet. Except as disclosed in Schedule 4.15(a), the Taxes payable set forth in the Company Balance Sheet are adequate to cover all liabilities for Taxes of the Company with respect to all assets held and activities conducted by the Company on or prior to the Closing Date, other than liabilities for Taxes incurred in the ordinary course of business subsequent to the date of the Company Balance Sheet and permitted by this Agreement. No tax liens have been filed and neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Company after due inquiry, threatening to assert against the Company any deficiency or claim for additional Taxes. Except as provided in Schedule 4.15(a), no Return of the Company is currently under audit by the Internal Revenue Service or by the taxing authorities of any other jurisdiction. The Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any federal, state or local Tax.

     (b) The Company's taxable year for federal and state income and franchise tax purposes has, since November 6, 1991, been a taxable year ending in September.

     SECTION 4.16. Absence of Changes. Except as reflected on the Company's Balance Sheet or specified in Schedule 4.16, the Company has not:

          (a) since September 30, 1995, undergone any material adverse change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects, other than changes in the ordinary course of business;

          (b) since September 30, 1995, declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (c) since September 30, 1995, issued or sold any shares of its capital stock of any class or any options, warrants or conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

          (d) since June 30, 1996, incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt outstanding as of the Balance Sheet Date;

          (e) since June 30, 1996, mortgaged, pledged or subjected to any Lien any of its properties or assets, tangible or intangible;

          (f) since June 30, 1996, other than the sale of inventory and the collection of accounts receivable in the ordinary course of business, acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for such acquisition or disposition;

          (g) since June 30, 1996, forgiven or canceled any debts or claims, or waived any rights;

          (h) since June 30, 1996, entered into any agreement, commitment or other transaction other than agreements involving an expenditure up to $5,000 whether singly or in the aggregate, or entered into any similarly material agreement which, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

          (i) since September 30, 1995, paid any bonus to any officer or director, or since June 30, 1996, granted to any officer, director or employee any other increase in compensation outside the ordinary course of business in any form, or granted any increase in the compensation or benefits of employees outside the ordinary course of business or entered into any employment or severance agreement or arrangement with any of officer, director or employee;

          (j) since June 30, 1996, adopted or amended in any respect, any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

          (k) since June 30, 1996, suffered any damage, destruction or loss (whether or not covered by insurance) to any property or assets;

          (l) since September 30, 1995, suffered any strike or other employment related problem;

          (m) since September 30, 1995, suffered any loss of employees or customers outside the ordinary course of business;

          (n) since September 30, 1995, amended its certificate of incorporation or bylaws (or comparable documents);

          (o) since June 30, 1996, changed in any respect its accounting practices, policies or principles;

          (p) since June 30, 1996, incurred any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise) with respect to the obligations of others;

          (q) since June 30, 1996, granted any rights or licenses under any of its trademarks, tradenames or patents or entered into any licensing or distributorship agreements;

          (r) since June 30, 1996, made any changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor;

          (s) since September 30, 1995, failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability when due (whether absolute, accrued, contingent or otherwise);

          (t) since September 30, 1995, defaulted on any obligation;

          (u) since June 30, 1996, written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Balance Sheet;

          (v) since June 30, 1996, laid off any employees or made any changes in policies of employment;

          (w) since June 30, 1996, discontinued the sale of any products or product lines or programs; or

          (x) entered into any agreement or made any commitment (whether or not legally binding) to do any of the foregoing.

     SECTION 4.17. Accounts Receivable. Except as disclosed on Schedule 4.17, all accounts receivable reflected on the Company Balance Sheet (subject to the reserve for bad debts reflected on such Company Balance Sheet) are: (i) good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 90 days of the Closing Date, and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of the Company, or (ii) have been adequately reserved against, with such reserves reflected on the Company Balance Sheet. Set forth on Schedule 4.17 hereto is a list of all accounts receivable of the Company as of the latest practicable date prior to the Closing Date showing separately those receivables which as of such date have been outstanding (i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days. Except as disclosed on Schedule 4.17, all accounts receivable are bona fide, have arisen in the ordinary course of the Company's business, to the knowledge of the Company, are good and collectible and subject to no defenses, set-offs or counterclaims.

     SECTION 4.18. Insurance. The operations and assets of the Company are covered by valid and currently effective insurance policies issued in favor of the Company. Schedule 4.18 contains a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies and contracts of insurance held by the Company. All premiums due thereon have been paid when due, and the Company and its Affiliates have complied in all material respects with the provisions of such policies. Such policies (i) are sufficient for compliance with all requirements of law and are substantially consistent with all (A) Contracts to which the Company is a party and (B) leases, mortgages, deeds of trust, trust deeds and deeds to secure debt to which the Company is a party, and
(ii) to the knowledge of the Company, are reasonable in scope and amount, in light of the risks attendant to the businesses and activities in which the Company is or has been engaged. There is no default with respect to any provision contained in any such policy and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as disclosed in
Schedule 4.18, no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received; neither has the Company been refused insurance with respect to its assets or operations, nor has its coverage been previously canceled or materially limited, by any insurer to which it has applied for such insurance or with which it has held insurance.

     SECTION 4.19. Sufficiency of Assets and Real Property.

     (a) The Assets comprise all of those assets necessary or sufficient to conduct the business of the Company as currently conducted. The properties owned by or leased to the Company are adequate for the conduct of the business of the Company. Except as disclosed in Schedule 4.19(a), all of the Assets are suitable for the uses in which they are currently employed, are in good operating condition and are free from any defects, except such minor defects as do not interfere with the continued use of such properties and equipment in the conduct of the normal operations of the business of the Company and except for normal maintenance and routine repair requirements, and the Assets include supplies of spare parts for the equipment and machinery included in the Assets in amounts consistent with past practices.

     (b) None of the Assets or Real Property is used by the Company or any of its Affiliates in connection with any business or enterprise other than the business of the Company.

     SECTION 4.20. Foreign Assets. The Assets do not include any interest in any real property or tangible or intangible personal property or other assets located outside the continental limits of the United States of America except that the Company ships inventory to and has receivables owed by customers outside of the United States of America.

     SECTION 4.21. Propriety of Past Payments. No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. The Company has complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA") and has not made any payment to or on behalf of any person with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this Section 4.21 nor is there a basis in fact for such investigation.

     SECTION 4.22. Affiliate Transactions. Schedule 4.22 contains a complete and correct list of all agreements or arrangements (whether or not written) between the Company and any shareholder, officer, director or employee (or immediate family member thereof) of the Company currently in effect or to be performed in the future. Other than such agreements or arrangements, if any, or as further disclosed on Schedule 4.22, there has been no transaction between the Company and any shareholder, officer, director or, to the knowledge of the Company, employee (or immediate family member of any thereof) of the Company in effect within the three-year period immediately preceding the date hereof which involved payments to, or from, or for the benefit of, any such shareholder, officer, director or employee (or immediate family member of any thereof) with the exception of proper reimbursement of expenses incurred in the ordinary course of business. Except as set forth in Schedule 4.22, no shareholder, officer, director or employee (or immediate family member of any thereof) of the Company owns directly or indirectly, on an individual or joint basis, greater than a 5% interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of the Company or any person or entity which has a contract or arrangement with the Company.

     SECTION 4.23. Suppliers and Customer. (a) Except as disclosed on Schedule 4.23(a), to the knowledge of the Company, none of the suppliers of inventory, equipment or services to the Company will cease to sell such equipment or services thereto as a result of the transactions contemplated by this Agreement.

     (b) Except as disclosed on Schedule 4.23(b), no single customer of the Company accounted for in excess of 5% of the combined gross revenues of the Company for the twelve month period ending June 29, 1996.

     SECTION 4.24. Environmental Conditions and Governmental Authorizations. Except as specified in Schedule 4.24:

          (a) All real property owned, leased or occupied by the Company is free from contamination from any Hazardous Materials. The Company has not caused or suffered, nor, to the knowledge of the Company, has any other party previously involved in operations at any such property caused or suffered, any Environmental Damages.

          (b) Neither the Company nor, to the knowledge of the Company after due inquiry, any prior owner or occupant of real property owned, leased, occupied or used by the Company has received notice of any alleged violation of Environmental Requirements, or notice of any alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order or judgment outstanding, nor any claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation, pending or, to the knowledge of the Company, threatened, relating to the ownership, use, maintenance or operation of the Premises by any Person, or to alleged violation of Environmental Requirements, or to the suspected presence of Hazardous Material thereon (other than in compliance with Applicable Laws), nor does there exist any basis for such claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation being instituted or filed.

          (c) There is not constructed, placed, deposited, stored, disposed of or located on any real property owned, leased, occupied or used by the Company any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs, or any asbestos.

          (d) The Company has no knowledge of any alleged liability for Environmental Damages of any alleged violation of Environmental Requirements asserted against any of the owners or occupants of any related property located in the vicinity of any of any real property owned, leased, occupied or used by the Company.

          (e) The Company has in its possession all permits required to operate in compliance with all Environmental Requirements, and the Company is presently in full and complete compliance with each of such permits.

     SECTION 4.25. Leases of Personal Property (a) Schedule 4.25(a) correctly describes each lease under which the Company is the lessee of any personal property (collectively, the "Personal Property Leases"). The property described in all of the Personal Property Leases is presently and exclusively used in the business of the Company. The Company has all right, title and interest of the lessee under the terms of all of the Personal Property Leases to which it is a party. Other than any related consents listed in Schedule 4.25(a), no consent is necessary for the assignment of any Personal Property Lease for the consummation of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby.

     (b) No event has occurred (to the knowledge of the Company with respect to events occurring by or with respect to the other parties to such Leases) which (with the passage of time or the giving of notice) would materially impair any right of the Company to exercise and obtain the benefits of any options contained in any Personal Property Lease. There is no substantial default by the Company or basis for acceleration or termination, nor has any event occurred which (with the passage of time or the giving of notice) would constitute such a default or result in or permit the acceleration of any Personal Property Lease.

     SECTION 4.26. Books and Records. The Company has previously furnished to Buyer true and correct copies of the Articles of Incorporation and, the Bylaws of the Company as in effect on the date hereof and has made available the minute books and stock books of the Company which are correct and complete as of the date hereof in all respects, and will be correct and complete at the Closing.

     SECTION 4.27. Accounts. Schedule 4.27 correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each Person with any power or authority to act with respect thereto.

     SECTION 4.28. Products Liability.

     (a) Except as disclosed in Schedule 4.28(a) hereto, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any product, service, substance or material (collectively, a "Product"), or class of claims or lawsuits involving the same or similar Product manufactured, produced, distributed, performed or sold by or on behalf of the Company which is pending or, to the knowledge of the Company, threatened, resulting from an alleged defect in design, implementation, manufacture, materials or workmanship of any Product manufactured, produced, distributed, performed or sold by or on behalf of the Company, or any alleged failure to warn, or from any breach of implied warranties or representations,
(ii) there has not been any Occurrence (as defined in Section 4.28(b)), and
(iii) there has not been, nor is there
under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning conducted by or on behalf of the Company concerning any products manufactured, produced, distributed, performed or sold by or on behalf of the Company or any product recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by the Company

     (b) For purposes of this Section 4.28, the term "Occurrence" shall mean any accident, happening or event which takes place at any time before the Closing Date which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship, including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of the Company which is likely to result in a claim or loss.

     SECTION 4.29. Interest in Competitors. Except as disclosed on Schedule 4.29, neither the Company, nor any of its officers, directors, shareholders or, to the knowledge of the Company, employees, has any interest, either by way of contract or by way of investment or otherwise, directly or indirectly, in any person that provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company, excluding, however, for these purposes ownership of one percent (1%) or less of the stock of any publicly traded entity.

     SECTION 4.30. Inventories. The values at which inventories are carried on the Company Balance Sheet of the Company reflect the normal inventory valuation policies of the Company, and such values (including the calculation of any LIFO reserve) are in conformity with GAAP consistently applied. All inventories reflected on the Company Balance Sheet of the Company or arising since the date thereof and reflected on interim financial statements of the Company are: (i) currently marketable and can be anticipated to be sold in the ordinary course of business, or (ii) have been adequately reserved against, with such reserves reflected on the Company Balance Sheet (and/or the interim financial statements of the Company), except for spare parts inventory which inventory is good and usable.

     SECTION 4.31. Joint Ventures. Set forth on Schedule 4.31 is a true and complete list of any and all partnerships and joint ventures in which the Company participates, stating, with respect to each, its jurisdiction of incorporation, capitalization, equity ownership and jurisdictions in which each is qualified to do business. Each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be, has the power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation or entity, as the case may be, in each jurisdiction where qualification is required. All of the outstanding shares of capital stock of each corporate entity listed on Schedule 4.31 have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law, and are owned by the Company of record and beneficially free and clear of any security interest, pledge, lien, charge, claim, option, equity, right, restriction on transfer or encumbrance of any nature whatsoever ("Security Interest"). Except as set forth on Schedule 4.31 hereto, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other Person, nor has any right, agreement or commitment to purchase any such interest. The Company has previously delivered to Buyer complete and correct copies of the charter and by-laws (including comparable governing instruments with different names) of each of the entities listed on Schedule 4.31, as amended and presently in effect.

     SECTION 4.32. Full Disclosure. No representation or warranty herein by the Company, the Shareholders or any Affiliate thereof, nor any statement or certificate furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or, to the knowledge of the Company, omits to state a fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made and, together with the Schedules attached hereto, not misleading. The Schedules attached hereto completely and correctly present the information required by this Agreement to be set forth therein, do not contain any untrue statement of a fact and do not, to the knowledge of the Company, omit to state any facts necessary to make the statements contained therein, together with the representations and warranties herein by the Company, the Shareholders or any Affiliates thereof, not misleading. The representations and warranties made in this Section 4.32 are in addition to, and not in limitation of, the more particular representations and warranties contained elsewhere in this ARTICLE IV.

                                   ARTICLE V.

                                    COVENANTS

     SECTION 5.1. Covenants of Buyer. Buyer covenants with the Company that:

          (a) Compliance with Laws. Buyer is and will continue to be in all material respects in compliance with all laws applicable to it;

          (b) Maintain Accuracy of Representations. Buyer will not take or omit to take any action which would result in the inaccuracy on the Closing Date of any of their representations and warranties (including any and all Schedules thereto) contained in Article III. It is expressly understood by the Company that a change in control of Buyer, whether by merger, acquisition, share exchange, sale or pledge of stock or otherwise, shall not by such change of control alone constitute a breach of any representation or warranty or otherwise breach this Agreement.

          (c) Consents and Permits. Buyer shall use its best efforts to cooperate with the Company in obtaining consents, waivers, licenses, authorizations and the like required in connection with the transactions contemplated by this Agreement or any Transaction Document.

     SECTION 5.2. Covenants of the Company. The Company and the Shareholders covenant with Buyer that:

          (a) Compliance with Laws. The Company is and will continue to be in all material respects in compliance with all laws applicable to it;

          (b) Maintain Accuracy of Representations. The Company will not take or omit to take (or cause to be taken or omitted) any action which would result in the inaccuracy on the Closing Date of any of the representations and warranties (including any and all Schedules thereto) contained in
     Article IV;

          (c) No Shop. Until the earlier of the termination of this Agreement in accordance with its terms or the Closing, neither the Company nor the Shareholders, or any of them, shall directly or indirectly, through any Affiliate, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets or stock of the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Buyer promptly of any such proposal or offer, or any inquiry or contract with any Person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact;

          (d) Access to Information; Confidentiality.

               (i) From the date hereof to the Closing Date, the Company shall and shall cause any Affiliates, employees, auditors and agents of the Company to, afford the officers, employees and agents of Buyer access during regular business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall make available to Buyer all financial, operating and other data and information as Buyer, through its officers, employees or agents, may reasonably request;

               (ii) All information obtained by Buyer pursuant to this Section
          5.2 shall be kept confidential pursuant to that certain confidentiality agreement entered into by the Company and the Buyer and dated March 20, 1996; and;

               (iii) No investigation or knowledge of any matter or condition by the Buyer or the employees, agents or representatives of Buyer shall affect any representation or warranty or any condition to its obligations or any right to terminate this Agreement;

          (e) Conduct of Business. Between the date hereof and the Closing Date, without the consent of Buyer, not to be unreasonably withheld or delayed, and except as contemplated by the Transaction Documents, the Company shall:

               (i) conduct its business only in the usual, regular and ordinary course of business consistent with past practice;

               (ii) refrain from declaring any dividend or making any other distribution to the shareholders of the Company; and

               (iii) except either in the usual, regular and ordinary course of business and consistent with past practice or as necessary to comply with the provisions of this Agreement, refrain from:

                    (A) making any purchases, sales, transfers, or leases of any
               Assets or Real Property or mortgaging, pledging or otherwise creating a security interest in, or any encumbrance of, any of the Assets or Real Property (other than Permitted Liens);

                    (B) entering into any Contract, license, or lease in
               relation to the business of the Company or taking any other action which would, if entered into or taken on the date hereof, be required to be disclosed on a Schedule to this Agreement;

                    (C) making any change in the compensation or benefits
               payable or to become payable to any employee or making any new bonus payment or arrangement or benefit to or with any such employee;

                    (D) making any changes in the customary methods of operation of the business of the Company, including marketing, selling and pricing practices and policy; and

                    (E) taking any other action which would have a negative
               impact on the business of the Company or on the prospects of the business of the Company;

               (iv) use all reasonable efforts to preserve its business organization intact, to keep its insurance policies intact, to keep available the services of its present employees and officers, and to preserve the relationships with and the goodwill of all suppliers, customers, sales representatives and others having business relations with the Company;

               (v) maintain the Premises and all of the other properties used in the operation of its business in customary repair, order and condition, reasonable wear and tear excepted, and perform all of its obligations under any leases;

               (vi) maintain its books, accounts and records in connection with its business in the usual manner on a basis consistent with past practices;

               (vii) refrain from amending, modifying in any material respect or consenting to the termination of any Contract or the Company's material rights with respect thereto;

               (viiii) except in the ordinary course of business, refrain from increasing the total number of employees employed in connection with its business; and

               (ix) refrain from agreeing, whether in writing or otherwise, to do any of the foregoing;

          (f) Third Party Consents; Further Actions.

               (i) The Company shall use its best efforts to obtain at the earliest practicable date after the date hereof, and, in any event, prior to the Closing Date, all necessary consents to the transactions contemplated by this Agreement or any Transaction Document from parties to Contracts and Governmental Authorities;

               (ii) The Company shall use its best efforts to obtain, and to assist Buyer in obtaining, all waivers, licenses, authorizations, qualifications, orders, permits, consents and approvals required to be obtained by it or them and to effect, and to assist Buyer in effecting, all registrations, filings and notices with or to third parties or governmental or public bodies or authorities required to be made which are necessary or desirable in connection with the transactions contemplated by this Agreement or any Transaction Documents;

          (g) Renewal of Permits. The Company shall take such steps as are customary in the industry to file any necessary applications for the renewals of all licenses and permits referred to in Section 4.24 including, without limitation, Environmental Permits, if any such license or permit is required to be obtained prior to the Closing;

          (h) Powers of Attorney. Upon the Closing, the Company shall revoke all powers of attorney relating to its business and operation of the Assets;

          (i) Notification of Certain Matters. The Company shall give prompt notice to Buyer of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2(i) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

          (j) Disclosure Schedules. On or before the Closing Date, the Company shall deliver to Buyer complete Schedules to this Agreement and the Transaction Documents which are to be provided by the Company together with any supporting documentation which Buyer may reasonably request and, within ten business days after receipt of such Schedules and supporting documentation either (i) Buyer will accept such Schedules in which case they shall become a part of this Agreement and the appropriate Transaction Documents, or (ii) the parties hereto will agree upon mutually acceptable revisions to such Schedules in which case such revised Schedules shall become a part of this Agreement and the appropriate Transaction Documents.

     SECTION 5.3. Closing Conditions. Each party agrees to use its best efforts to satisfy the conditions precedent to Closing specified in Article VI.

     SECTION 5.4. Net Worth Statements; Adjustment to Purchase Price. The Company has prepared and Buyer's Accountants have audited the Company's Balance Sheet in accordance with GAAP, and, based on the Company's Balance Sheet, the Company has prepared and Buyer's Accountants shall audit a statement of net worth (the "Company's Net Worth Statement") which reflects agreed-upon adjustments to the net worth of the Company as reported on the Company's Balance Sheet and which excludes liabilities which are not being assumed by Buyer herewith. To the extent that the Company's Net Worth Statement reflects a net worth of the Company as at June 29, 1996 (the "Effective Net Worth") which is less than $1,530,000, (after taking into account agreed-upon adjustments to the net worth of the Company effected on or prior to the Closing Date) then, subject to Section 6.1 below, for each dollar of such deficit below $1,530,000, the Purchase Price shall be reduced accordingly. Regardless of the net worth of the Company, the parties hereto understand and acknowledge that the cash delivered in respect of the Purchase Price shall be adjusted in order to accommodate the cash reconciliation necessary in order to transfer to Buyer various Company accounts. Such cash reconciliation shall take place as soon as practicable following the Closing Date.

                                   ARTICLE VI.

                       CONDITIONS PRECEDENT TO THE CLOSING

     SECTION 6.1. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to perform its other obligations hereunder and under the Transaction Documents is subject to the satisfaction or waiver of the conditions precedent that:

          (a) Tender of All Assets. At the Closing, the Seller shall have tendered all of the Assets for purchase as provided in Section 2.2(b)(i).

          (b) Documents. Buyer shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to Buyer:

               (i) Counterparts of each of the following Transaction Documents duly executed and, to the extent appropriate, acknowledged by all appropriate parties other than Buyer and its Affiliates, together with all documents to be delivered to Buyer thereunder on the Closing Date:

                    (1)  the Escrow Agreement;

                    (2)  Assignments of Intellectual Property;

                    (3)  Assignment and Assumption of Leases;

                    (4)  Assignments of Contracts;

                    (5)  a Bill of Sale; and

                    (6) such other documents and instruments of conveyance as may be reasonably requested by Buyer.

               (ii) A Certificate of the Company, signed on behalf of the Company by the President or a Vice President and the Secretary or any Assistant Secretary (the statements made in which Certificate shall be true on and as of the Closing Date), certifying fulfillment of the conditions specified in subsections (d) and (e) below; and

               (iii) copies of resolutions of the board of directors and the shareholders of the Company, certified by the Secretary of the Company, authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

               (iv) Opinion of counsel to the Company, substantially in the form attached as Exhibit D;

               (v) termination statements on form UCC-3 evidencing the discharge of any and all Liens on the Assets or any part thereof;

               (vi) Leases. The Company shall obtain a certificate from its landlord(s) stating that all of the Company's leases, listed in
          Schedule 4.4, are in full force and effect;

               (vii) Letter of the Company's Accountants. The Buyer shall have received from the Accountants a letter, addressed to it, dated the Closing Date, stating in effect that (a) they are independent public accountants with respect to the Company and (b) they are issuing an unqualified opinion with respect to financial statements as at September 30, 1993, 1994 and 1995, which statements the Accountants audited, and a letter indicating that they have no knowledge which would indicate that the Company's Balance Sheet does not present fairly the financial condition of the Company as at the date indicated.

          (c) Satisfactory Completion of Due Diligence. The Buyer shall have completed its due diligence inquiry in accordance with the provisions of
     Section 5.2(d). The Buyer shall have been satisfied that the Company and the Shareholders have complied with all covenants and conditions set forth in Section 5.2 and Section 6.1, and that all representations and warranties contained in Article IV remain true and accurate. In the event that any of the provisions contained in this Section 6.1 have not been satisfied in the opinion of the Buyer, Buyer shall be relieved of all obligations under this Agreement, including the obligation to consummate the transactions contemplated hereunder.

          (d) Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in this Agreement, as modified by any Schedules delivered by the Company pursuant to Section 5.2(j) hereof, shall be true and correct in all respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation and warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated.

          (e) Performance. The Company shall have performed and complied in all respects with all of its agreements, covenants and conditions required by this Agreement and each Transaction Document to be performed or complied with by it prior to or at the Closing Date.

          (f) No Material Adverse Change. Since the date of the Company Balance Sheet there shall not have occurred an event or condition which has or which reasonably may be expected to adversely affect the Company.

          (g) Net Worth. The Buyer shall have received from the Company a net worth statement, in a form satisfactory to Buyer evidencing an adjusted net worth as of the Closing Date not less than $1,500,000.

          (h) Consents, etc. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from governmental and regulatory agencies required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required to have been obtained in connection with the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained prior to Closing.

          (i) No Proceeding or Litigation.

               (i) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, whether federal, state or foreign, be in existence or effect, which prevents the consummation of the transactions contemplated by this Agreement or any Transaction Document.

               (ii) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body or authority, whether federal, state or foreign, shall have been commenced and be pending against either Buyer, the Company or any of their respective Affiliates, associates, officers or directors seeking to prevent the consummation of the transactions contemplated by this Agreement or any Transaction Document or asserting that such transactions would be illegal.

          (j) Licenses; Permits. All operating licenses and permits necessary for the operation of the businesses of the as conducted on the Closing Date (including, without limitation, Environmental Permits) shall have been obtained.

          (k) Release of Lien, etc. In connection with its satisfaction of the AMC Obligation, the company shall have obtained the release of any and all released liens, pledges, proxies and encumbrances affecting the Assets or the Company's ability to transfer the Assets to Buyer free and clear of liens, pledges or encumbrances.

          (l) Other. Buyer shall have received such further assurances and documents as it may reasonably request.

          (m) Availability of Certain Employees. Pursuant to letters offering employment o Alan Kronfeld, Thomas Philipich and Robert Liston, each of these individuals will be available for employment in accordance with the terms of such letters. Additionally, substantially all of the Company's sales and technical employees will be available for hire by the Buyer.

     SECTION 6.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to perform its other obligations hereunder and under the Transaction Documents are subject to satisfaction or waiver of the conditions precedent that:

          (a) Documents. The Company shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Company:

               (i) Counterparts of each of the following Transaction Documents duly executed and, to the extent appropriate, acknowledged by all appropriate parties, together with all documents to be delivered thereunder on the Closing Date, all in form and substance reasonably satisfactory to the Company:

                    (1) the Escrow Agreement;

                    (2) Assignments of Intellectual Property;

                    (3) Assignment and Assumption of Leases; and

                    (4) Assignment of Contracts.

               (ii) A Certificate of Buyer, signed on behalf of Buyer by the President or a Vice President and the Secretary or any Assistant Secretary of Buyer certifying as to the fulfillment of the conditions specified in subsections (b) and (c) below;

               (iii) copies of resolutions of the board of directors of Buyer, certified by the Secretary of Buyer authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which each is a party and all other documents and instruments to be delivered pursuant hereto and thereto;

               (iv) Opinion of counsel to Buyer, substantially in the form attached as Exhibit E.

          (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated.

          (c) Performance. Buyer shall have performed and complied in all respects with all of its agreements, covenants and conditions required by this Agreement and each Transaction Document to be performed or complied with by it prior to or at the Closing Date.

          (d) Consents, etc. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, governmental and regulatory agencies required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required to have been obtained in connection with the transactions contemplated by this Agreement and the Transaction Document shall have been obtained prior to Closing.

          (e) No Proceeding or Litigation.

               (i) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, whether federal, state or foreign, be in existence or effect, which prevents the consummation of the transactions contemplated by this Agreement or any Transaction Document.

               (ii) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body or authority, whether federal, state or foreign, shall have been commenced and be pending against either Buyer or the Company or any of their respective Affiliates, associates, officers or directors seeking to prevent the consummation of the transactions contemplated by this Agreement or any Transaction Document or asserting that such transactions would be illegal.

          (f) Assumption of Lease. The Landlord shall have given its consent to Buyer's assumption of that certain lease dated November 6, 1991 by and between Landlord and the Company, and Buyer shall assume each lease effective the Closing Date.

          (g) Other. The Company shall have received such further assurances and documents as it may reasonably request.

          (h) Payments. The payments required by Section 2.2 and 7.2 hereof shall be tendered at Closing.

          (i) No Known Breach. The Company shall not know of any breach by it of its representations, warranties or other obligations hereunder.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

     SECTION 7.1. Bulk Transfer Laws. Buyer acknowledges that the Company will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and Buyer waives such compliance in consideration of the indemnification of Buyer by the Company and the Shareholders from and against any Loss sustained by Buyer in connection with such noncompliance.

     SECTION 7.2. Covenant of Seller and Certain Shareholder/Employees. Seller and Alan Kronfeld, Thomas Philipich and Robert Liston each agrees that for the period (the "Term") beginning on the Closing Date under this Agreement and ending on the later of the third anniversary of the Closing Date or the termination of such Shareholders' employment, if that be the case, with the Buyer, neither the Seller nor Alan Kronfeld, Thomas Philipich and/or Robert Liston nor any of their Affiliates will own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or assist in any manner with, or be connected with or have any interest in, as a stockholder, agent, consultant, partner, director, officer, employee or otherwise: (i) any business which develops, manufactures and markets and/or sells any product competitive with a product developed, manufactured, marketed and/or sold by the Buyer in connection with the Assets or (ii) any entity which otherwise competes directly or indirectly with the business conducted in connection with the Assets, except that the Seller and Alan Kronfeld, Thomas Philipich and Robert Liston may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one half of one percent of the equity of such enterprise. The Seller and each of Alan Kronfeld, Thomas Philipich and Robert Liston additionally agree that during the Term each shall not, directly or indirectly, in any capacity whatsoever:

          (a) hire or solicit for employment, directly or indirectly, any personnel of the Buyer in any capacity whatsoever (which shall be deemed to include, without limitation, any existing or prospective employee of the Buyer or any person who has been an employee of the Company within one hundred eighty (180) days prior to the Closing Date);

          (b) attempt directly or indirectly to induce any such personnel to leave the employ of, or discontinue such person's business association with, the Company and/or the Buyer;

          (c) solicit, directly or indirectly, any client or account or bona fide prospective client or account of the Buyer for business which is directly or indirectly competitive with that of the Buyer; or

          (d) interfere with, disrupt, or attempt to disrupt, the business relationships, contractual or otherwise, between the Buyer and any of its customers, suppliers or employees.

In consideration for the covenants not to compete of Alan Kronfeld, Thomas Philipich and Robert Liston, Buyer shall pay at Closing $420,000 to Alan Kronfeld and $140,000 to each of Thomas Philipich and Robert Liston.

     SECTION 7.3. Remedies.

     (a) Reasonableness of Restraints. The Seller and each of Alan Kronfeld, Thomas Philipich and Robert Liston hereby acknowledge that: (i) it or he is fully familiar with the restrictions, restraints and limitations imposed upon him in Section 7.2 hereof (collectively, the "Restraints"); (ii) the Buyer would not undertake the transactions contemplated hereunder without the imposition of the Restraints and their agreement herein to abide by such

Restraints; (iii) the imposition of the Restraints is necessary for the reasonable, adequate protection of the business of the Buyer as conducted with the Assets; and (iv) each and every Restraint is reasonable with respect to its subject matter, geographic area and length of time.

     (b) Injunctive Relief. The Seller and each of Alan Kronfeld, Thomas Philipich and Robert Liston acknowledge that monetary damages alone will not adequately compensate the Buyer in the event of a breach or a threatened breach by him of the Restraints and therefore each hereby agrees that in addition to all remedies available to the Buyer at law or in equity, the Buyer shall be entitled to interim restraints and permanent injunctive relief for the enforcement thereof, and to an accounting and payment over of all receipts realized as a result of such breach.

     (c) Extension of Period of Restraints. In the event that the Seller or any of Alan Kronfeld, Thomas Philipich and Robert Liston shall be in violation of any Restraints, then the time limitation therefor shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. In the event the Buyer shall be required to seek relief in any court or other tribunal, and Buyer prevails in such proceeding, then the Restraints shall be extended for a period of time equal to the pendency of such proceedings, including appeals, and excluding any periods during which the court or other tribunal has ordered the Seller or any of Alan Kronfeld, Thomas Philipich and Robert Liston to honor the Restraints.

     (d) Court Ordered Reduction of Restraints. In the event that any of the restrictions, limitations or restraints contained in this Agreement are deemed to be unreasonable or unenforceable by any court of competent jurisdiction, then each party hereto agrees to submit to such reduction of said restrictions, limitations or restraints as the court shall deem reasonable.

     SECTION 7.4. Further Assurances. Following the Closing Date, the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances and assurances as reasonably requested by Buyer and prepared at its expense to confirm, assure and further the rights, purposes, effects and obligations set forth herein.

     SECTION 7.5. Tax Payment. If the Company is required to pay income tax, interest, and/or penalties (the "Tax Payment") upon the income to be reported by Buyer pursuant to Section 2.2(a) as a result of an audit by a taxing authority, the Buyer shall reimburse the Company for the Tax Payment net of the Company's income tax benefit from the Company's payment of the Tax Payment provided that the Company gave prompt notice of such audit to Buyer. The parties agree that the provisions contained in Section 8.3 shall govern the handling of any audit and any refund payments to Company by the Buyer made under this Section 7.5. Subject to the above, the Buyer shall pay the Company within thirty (30) days after the Company provides Buyer with documentation of the payment of such Tax Payment.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

     SECTION 8.1. Survival of Representations and Warranties. Except as set forth in Section 8.4(c) below, the representations and warranties of the Company and the Shareholders shall survive the Closing for a period of three years from the Closing Date.

     SECTION 8.2. Indemnification by the Parties. Except as otherwise limited by this Article VIII, each of the Buyer and its corporate Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Company and Alan Kronfeld, Thomas Philipich and Robert Liston (each an "Indemnifying Party"), on the one hand, and each of the Shareholders and the Company, on the other hand (an "Indemnified Party"), shall be indemnified and held harmless by the Buyer (an "Indemnifying Party"), for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses and environmental engineering consultants' fees) actually suffered or incurred by the Indemnified Party (hereinafter a "Loss"), actually arising out of or resulting from:

          (a) the breach of any representation or warranty contained herein; or

          (b) the breach of any covenant or agreement contained herein.

     SECTION 8.3. General Indemnification Provisions. An Indemnified Party shall promptly give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim and shall permit the Indemnifying Party, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnifying Party shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of intention to do so to the Indemnified Party. In the event the Indemnifying Party exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the
                                       44

Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim, except the settlement thereof which involves the payment of money only and for which the Indemnified Party is totally indemnified by the Indemnifying Party, may be settled by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). Similarly, no Third Party Claim which is being defended in good faith by the Indemnifying Party shall be settled by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

     SECTION 8.4. Limitations. All claims for indemnification by Buyer are subject to the following conditions, limitations and restrictions:

          (a) No claim shall be made by Buyer unless, in the aggregate, claimed amounts exceed $35,000. If indemnifiable Losses exceed $35,000, the Buyer shall receive the entire amount of such Losses, net of the $35,000 deductible amount and subject to subparagraph (b) below;

          (b) The maximum amount that can be recovered by the Buyer, in the aggregate, for all claims for indemnification shall not exceed $1,600,000; provided, however, that this limitation shall not apply to damages for breach of the representations and warranties set forth in Sections 4.2, 4.4(a), 4.15, and/or 4.12.

          (c) All claims (except claims relating to representations and warranties set forth in Section 4.4(a) above, which have no temporal limitation; Sections 4.15 and 4.12 above, which shall survive until 90 days following the expiration of the statute of limitations in respect of any relevant claim; and Sections 4.28 and 4.24 above which shall survive for 7 years following the Closing Date) must be made within three years of the Closing Date; provided, however, this time limitation shall not apply to claims for breach of covenants (unrelated to Sections 4.4(a), 4.12, 4.15, 4.24 and 4.28) to be performed after the Closing Date. In the event of a breach of any such covenants, the claim must be made within two years of the occurrence of the breach. For purposes of this subsection a claim shall be deemed made within the applicable time period of the claim is made in good faith and in writing in reasonable detail before the expiration of the applicable time period. Where a claim is thus made, the claim can be pursued until it is finally resolved;

          (d) In no event shall there be any liability for any consequential damages.

     SECTION 8.5. Effect of Due Diligence on Indemnification. Buyer shall not be entitled to indemnification from and against the relevant provisions of Sections 4.4(b), 4.5, 4.6, 4.9, 4.14, 4.16, 4.17, 4.18, 4.19, 4.14, 4.23, 4.29 and 4.30
hereunder if, as a consequence of its due diligence review, Buyer had, prior to the Closing Date, actual specific knowledge which was not disclosed to the Company that the relevant provision of any such representation or warranty had, in fact, been breached and that the known breach had, in fact, met the requisite level of materially specified in the relevant representation or warranty; provided, however, that Buyer shall not be required to disclose a breach to the Company if, prior to the Closing Date, the Company discloses the breach to the Buyer.

     SECTION 8.6. Effect and Conditions. The conditions, limitations and provisions governing indemnification set forth above shall apply to all claims made by Buyer under or in connection with this Agreement regardless of whether such claims are styled as a claim for indemnification hereunder; provided, however, that such limitations shall not apply (i) to any claim by Buyer to the extent that such claim is based upon a knowing or intentional misrepresentation of a material fact by the Company or upon a knowing or intentional omission of a material fact by the Company, and (ii) to any claim by Buyer which arises pursuant to the provisions of any governmental statute or regulation and as a result of a claim by a governmental entity versus Buyer.

                                   ARTICLE IX.

                                   TERMINATION

     SECTION 9.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) By mutual written consent of the parties hereto; or

          (b) By either Buyer or the Company, if the Closing shall not have occurred on or before October 31, 1996; or

          (c) By any party hereto if a court of competent jurisdiction (whether federal, state or foreign) or any governmental body or agency (whether federal, state or foreign) shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any Transaction Document, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) At any time before the Closing Date, by Buyer if, at any time in the course of its legal, accounting, financial, operational or environmental due diligence investigation as to the business of the Company and the liabilities thereof (whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, whether known or unknown) including, without limitation, its continuing review of the Schedules delivered by the Company and any other materials delivered to Buyer, whether prior or subsequent to the date hereof, it shall have become aware of any facts or circumstances that adversely affect the basis upon which Buyer determined to enter into the transactions contemplated hereby.

     SECTION 9.2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective officers, directors or affiliates), except nothing herein shall relieve either party from liability for any willful breach hereof and except that the provisions of the Confidentiality Agreement entered into by the Company and the Buyer on March 20, 1996 and the provisions of Section 11.2 dealing with payment of expenses shall survive such termination. The parties shall consult with each other before any public announcement of the termination, or of discussions regarding the termination, of this Agreement is made.

                                     ARTICLE X.

                             RESOLUTIONS OF DISPUTES

     SECTION 10.1. Dispute Defined. As used in this Agreement, "Dispute" shall mean any dispute or disagreement between the Buyer, on the one hand, and the Company and its Shareholders, on the other hand, concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement.

     SECTION 10.2. Dispute Resolution Procedures.

     (a) If a Dispute arises, the parties shall follow the procedures specified in this Article X. The parties shall promptly attempt to resolve any Dispute by negotiations between themselves. Either the Buyer, on the one hand, or the Company and its Shareholders, on the other hand, may give the other party(ies) written notice of any Dispute not resolved in the normal course of business. The parties shall meet at a mutually acceptable time and place within 15 calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by the parties within 30 calendar days of the disputing party's notice, or if the parties fail to meet within such 15 calendar days, either party may initiate mediation as provided in Section 10.2.(a)of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by legal counsel.

     (b) If the Dispute is not resolved by negotiation pursuant to Section 10.2(a), the parties shall attempt in good faith to resolve any such Dispute by nonbinding mediation. Either the Buyer on the one hand, or the Company and its Shareholders, on the other hand, may initiate a nonbinding mediation proceeding by a request in writing to the other party or parties (the "Mediation Request"), and all disputing parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public

Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

          (i) if the parties have not agreed within 30 calendar days of the Mediation Request on the selection of a mediator willing to serve, CPR, upon the request of either party, shall appoint a member of the CPR Panels of Neutrals as the mediator; and

          (ii) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (A) a written settlement is reached, or (B) the mediator concludes and informs the parties in writing that further efforts would not be useful, or (C) the parties agree in writing that an impasse has been reached, or (D) a period of 60 calendar days has passed since the Mediation Request and none of the events specified in the foregoing clauses (A) (B) or (C) has occurred. No party may withdraw before the conclusion of the proceeding.

          (iii) If a Dispute is not resolved by negotiation pursuant to Section 10.2(a) of this Agreement or by mediation pursuant to Section 10.2(b) of this Agreement, within 100 calendar days after initiation of the negotiation process pursuant to Section 10.2(a), such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court specified in Section 11.10.

     SECTION 10.3. Provisional Remedies. At any time during the procedures specified in Section 10.2(a) and 10.2(b) of this Agreement, a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in Section 10.2(a) and 10.2(b).

     SECTION 10.4. Tolling Statute of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 10.2(a) and 10.2(b) of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

     SECTION 10.5. Performance to Continue. Each party shall continue to perform its or his obligations under this Agreement pending final resolution of any Dispute.

     SECTION 10.6. Extension of Deadlines. All deadlines specified in this Article may be extended by mutual agreement between the parties.

     SECTION 10.7. Enforcement. The parties regard the obligations in this Article to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Article by either the Buyer, on the one hand, or the Company and/or its Shareholders, on the other hand, the other party may bring an action to seek enforcement of such obligations in any state or federal court specified in
Section 11.10.

     SECTION 10.8. Costs. The parties shall pay their own costs, fees, and expenses incurred in connection with the application of the provisions of
Section 10.2(a) and 10.2(b) of this Agreement. In addition, the fees and expenses of CPR and the mediator in connection with the application of the provisions of Section 10.2(b) of this Agreement shall be borne 50% by the Buyer, on the one hand, and 50% by the Company and its Shareholders, on the other hand.

     SECTION 10.9. Replacement. If CPR is no longer in business or is unable or refuses or declines to act or to continue to act under Section 10.2(b) of this Agreement for any reason, then the functions specified in Section 10.2(b) to be performed by CPR shall be performed by another Person engaged in a business equivalent to that conducted by CPR as is agreed to by the parties (the "Replacement"). If the parties cannot agree on the identity of the Replacement within 10 calendar days after a Request, the Replacement shall be selected by the Chief Judge of a United States District Court upon application. If a Replacement is selected by either means, Section 10.2(b) shall be deemed appropriately amended to refer to such Replacement.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     SECTION 11.1. Taxes. Each party shall pay any and all stamp and other taxes payable or determined to be payable by it in connection with the execution and delivery of this Agreement and the other documents to be delivered by it hereunder, and agrees to save the other party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 11.2. Expenses. Whether or not the transactions contemplated in this Agreement are consummated, Buyer, on the one hand, and the Company and the Shareholders, on the other hand, shall each pay its own expenses incident to this Agreement and the Transaction Documents and in preparing to consummate the transactions provided for herein and therein.

     SECTION 11.3. Consents. Whenever this Agreement requires or permits consents by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements specified in Section 11.7.

     SECTION 11.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by either party without the prior written consent of the other party; provided, however, that (a) Buyer can assign its obligations hereunder to a corporate Affiliate thereof, and (b) in the event of its liquidation and as a part thereof, the Company can assign its rights, interests and obligations under this Agreement to its shareholders or to an entity owned by such shareholders.

     SECTION 11.5. Entire Agreement. This Agreement, the other documents referred to herein or delivered pursuant hereto which form a part hereof and other writings of even date herewith, together with the Transaction Documents and other writings referred to therein or delivered pursuant thereto, contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements with respect to the subject matter hereof, including that Nonbinding Letter of Intent dated July 10, 1996, but not including that Confidentiality Agreement dated March 20, 1996.

     SECTION 11.6. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 11.7. Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but the failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to said compliance and such failure shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

     SECTION 11.8. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.9. Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given when personally delivered, telexed, sent by facsimile transmission (with telephone confirmation) or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

          (a) If to Buyer:

                   Diagnostic/Retrieval Systems, Inc.
                   Media Technology Group
                   3105 Patrick Henry Drive
                   Santa Clara, CA 95054
                   Attn: Stuart F. Platt
              with a copy to:

                   Hannoch Weisman
                   A Professional Corporation
                   4 Becker Farm Road
                   Roseland, NJ 07068-3788
                   Attn: Nina Laserson Dunn, Esq.

          (b) If to the Company or the Shareholders:

                   Nortronics Company, Inc.
                   1000 Superior Boulevard
                   Wayzata, MN 55325
                   Attn: Mr. Alan C. Kronfeld

              with a copy to:

                   Gray, Plant, Mooty, Mooty & Bennett, P.A.
                   3400 City Center
                   33 South Sixth Street
                   Minneapolis, MN 55402-3796
                   Attn: John E. Brower, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 11.10. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. BUYER AND THE COMPANY HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN SUCH MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     SECTION 11.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto.









                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     SECTION 11.13. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized signatories as of the date first above written.

ATTEST:                                   NORTRONICS COMPANY, INC.


By: /s/ ROBERT A. LISTON                  By: /s/ ALAN C. KRONFELD
    ------------------------------            -------------------------------
    Robert A. Liston                          Alan C. Kronfeld
    Title: Assistant Secretary                Its: President




ATTEST:                                   NORTRONICS ACQUISITION CORPORATION



By: /s/ NINA LASERSON DUNN                By: /s/ STEPHEN K. CONLISK
    ------------------------------            ----------------------------------
    Nina Laserson Dunn                        Stephen K. Conlisk
    Title: Assistant Secretary                Its: Vice President




ATTEST:                                   AHEAD TECHNOLOGY, INC.


By: /s/ NINA LASERSON DUNN                By: /s/ STEPHEN K. CONLISK
    -------------------------------           ----------------------------------
    Nina Laserson Dunn                        Stephen K. Conlisk
    Title: Assistant Secretary                Its: Vice President



WITNESS:

/s/ J. C. BROWN                           /s/ ALAN KRONFELD
------------------------------------      --------------------------------------
J. C. Brown                               Alan Kronfeld


/s/ J. C. BROWN                           /s/ THOMAS PHILIPICH
------------------------------------      --------------------------------------
J. C. Brown                               Thomas Philipich


/s/ J. C. BROWN                           /s/ ROBERT LISTON
------------------------------------      --------------------------------------
J. C. Brown                               Robert Liston



------------------------------------      --------------------------------------